Exhibit 4.1

                          BRANDS SHOPPING NETWORK, INC.
                      2003 STOCK OPTION/STOCK ISSUANCE PLAN
                      -------------------------------------


                                   ARTICLE ONE
                               GENERAL PROVISIONS
                               ------------------

I.    PURPOSE  OF  THE  PLAN

This 2003 Stock Option/Stock Issuance Plan (the "Plan") is intended to promote the interests of BRANDS SHOPPING NETWORK, Inc., a Nevada corporation (the "Corporation"), by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the Corporation's service.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.   STRUCTURE  OF  THE  PLAN

A.    The  Plan  shall  be  divided  into  two  separate  equity  programs:

          (i) the "Discretionary Option Grant Program" under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

          (ii) the "Stock Issuance Program" under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).

B. The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.  ADMINISTRATION  OF  THE  PLAN

A. Except as provided in Paragraph B of this Section III, the Plan shall be administered by the Board or one or more committees appointed by the Board, provided that (1) beginning with the Section 12 Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders, and (2) administration of the Plan may otherwise, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee.

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

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C.     Each  Plan  Administrator  shall,  within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and the Stock Issuance Program and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program and/or the Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

IV.   ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program are as follows:

          (i)  Employees,

          (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary of the Corporation, and

          (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary of the Corporation).

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine:

          (i) with respect to option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and

          (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.     STOCK  SUBJECT  TO  THE  PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed
1,400,000 shares. Such authorized share reserve includes the number of shares subject to the outstanding options which are hereby incorporated into the Plan.

B. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to being exercised in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan.

C. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to:

          (i) the maximum number and/or class of securities issuable under the Plan;

          (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year; and

          (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan.

     Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------

I.     OPTION  TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document
                                      -----------------
shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

     A.     EXERCISE  PRICE.
            ---------------

1. The exercise price per share shall be fixed by the Plan Administrator at a price not less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date; provided, however, that the Plan
                                                -----------------
Administrator may fix the exercise price at less than 85% if the Optionee, at the time of the option grant, shall have made a payment to the Corporation (including payment made by means of a salary reduction) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.

2. The exercise price shall become immediately due upon exercise of the option and may, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

          (i)  cash  or  check  made  payable  to  the  Corporation,

          (ii) with respect to the exercise of options after the Section 12 Registration Date, shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

          (iii) with respect to the exercise of options for vested shares after the Section 12 Registration Date and to the extent the sale complies with all applicable laws relating to the regulation and sale of securities, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise, and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

      B.   EXERCISE  AND  TERM OF OPTIONS.  Each option shall be exercisable at
           ------------------------------
such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

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     C.     EFFECT  OF  TERMINATION  OF  SERVICE.
            ------------------------------------

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

     (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option (which shall in no event be less than six (6) months in the case of death or disability nor less than thirty
     (30) days in the case of any other cessation of Service), provided no such option shall be exercisable after the expiration of the option term.

     (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

     (iii) Subject to clause C.2.(ii) below of this Section I, during the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

     (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

     (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.     SHAREHOLDER  RIGHTS.  The  holder  of an option shall have no shareholder
       -------------------
rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.     REPURCHASE  RIGHTS.  The  Plan Administrator shall have the discretion to
       ------------------
grant options which are exercisable for unvested shares of Common Stock and to reserve the right to repurchase any or all of those unvested shares should the Optionee thereafter cease to be in Service to the Corporation. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.     LIMITED TRANSFERABILITY OF OPTIONS.  During the lifetime of the Optionee,
       ----------------------------------
options shall be exercisable only by the Optionee and shall be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

II.     INCENTIVE  OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
             ---


A.     ELIGIBILITY.  Incentive  Options  may  only be granted to Employees.
       -----------

B.     EXERCISE  PRICE.  The exercise price per share shall not be less than one
       ---------------
hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C.     DOLLAR  LIMITATION.  The  aggregate  Fair  Market  Value of the shares of
       ------------------
Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

D.     10%  SHAREHOLDER.  If any Employee to whom an Incentive Option is granted
       ----------------
is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.     CANCELLATION  AND  REGRANT  OF  OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

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                                  ARTICLE THREE
                             STOCK ISSUANCE PROGRAM
                             ----------------------

I.     STOCK  ISSUANCES

     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

II.     STOCK  ISSUANCE  TERMS

     A.     PURCHASE  PRICE.
            ---------------

     1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issuance date.

     2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

          (i)  cash  or  check  made  payable  to  the  Corporation,

          (ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

          (iii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     B.     VESTING  PROVISIONS.
            -------------------

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

          (i) the Service period to be completed by the Participant or the performance objectives to be attained,

          (ii)  the  number  of  installments  in  which the shares are to vest,

          (iii) the interval or intervals (if any) which are to lapse between installments, and

          (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

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2.  Any  new,  substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

                                  ARTICLE FOUR
                                  MISCELLANEOUS
                                  -------------

I.     FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of

          (i) the aggregate option exercise price or purchase price payable for the purchased shares plus

          (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.     SHARE  ESCROW/LEGENDS

     Unvested shares issued under the Plan may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.     CORPORATE  TRANSACTION

A. Except as otherwise provided in the agreements evidencing an option, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate in the event of a Corporate Transaction so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock, provided that an outstanding option shall not so accelerate if and to the extent:

          (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof),

          (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or

          (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

B. Except as otherwise provided in the agreements creating the repurchase rights, outstanding repurchase rights, if any, shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, provided that such repurchase right shall not lapse to the extent:

          (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or

          (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the option is issued or the repurchase right is created.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to

          (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such
                   --------
          securities  shall  remain  the  same,

          (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and

          (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

E. Repurchase rights which are assigned in connection with a Corporate Transaction shall be exercisable with respect to the property issued to the Optionee or Participant upon consummation of such Corporate Transaction in exchange for the Common Stock held by the Optionee or Participant subject to the repurchase rights immediately prior to the Corporate Transaction.

F. Except as otherwise limited by the Plan Administrator at the time an Option is granted, vesting under outstanding options will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within eighteen (18) months following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of
                                                            -------

          (i)  the  expiration  of  the  option  term  or

          (ii) the expiration of the two (2)-year period measured from the effective date of the Involuntary Termination. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded and the provisions governing the exercise and holding period are met provided that such option is exercised within ninety (90) days of the Involuntary Termination. To the extent the applicable dollar limitation is exceeded or the options are not exercised within the applicable ninety (90) day period, such option shall be exercisable as a Non-Statutory Option.

G. Except as otherwise limited by the Plan Administrator at the time the option is granted under the Discretionary Option Program or the repurchase rights are created, the outstanding repurchase rights with respect to shares held by an Optionee or Participant will automatically lapse and cease to be exercisable in the event the Optionee's or the Participant's Service subsequently terminates by means of an Involuntary Termination within eighteen
(18) months following the effective date of any Corporate Transaction in which those repurchase rights are assigned or otherwise continue.

H. The outstanding options or repurchase rights shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.     CHANGE  IN  CONTROL

A. In the event of any Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

B. Outstanding repurchase rights, if any, shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control.

V.     VESTING

Notwithstanding any other provision of this agreement, the vesting schedule imposed with respect to any option grant or share issuance shall not result in the Optionee or Participant vesting in fewer than 25% per year for four years from the date of the option grant or share issuance.

VI.     TAX  WITHHOLDING

A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          1.  Stock  Withholding: The election to have the Corporation withhold,
               -----------------
          from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          2.  Stock Delivery: The election to deliver to the Corporation, at the
              --------------
          time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

VII.     EFFECTIVE  DATE  AND  TERM  OF  THE  PLAN

A. The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B. All options outstanding as of the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

     C.     The  Plan  shall  terminate  upon  the  earliest  of
                                                    --------

               (i)  the  tenth  anniversary  of  the  Plan  Effective  Date,

               (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or

               (iii) the termination of all outstanding options in connection with a Corporate Transaction.

     Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

VIII.     AMENDMENT  OF  THE  PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval if so determined by the Board or pursuant to applicable laws or regulations.

B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IX.     USE  OF  PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

X.     REGULATORY  APPROVALS

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

XI.     NO  EMPLOYMENT/SERVICE  RIGHTS

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

XII.     FINANCIAL  REPORTS

     The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

                                    APPENDIX
                                    --------

     The  following  definitions  shall  be  in  effect  under  the  Plan:

A.     APPLICABLE  LAWS  shall  mean  the  legal  requirements  relating  to the
       ----------------
administration of stock option plans and the issuance of stock and stock options under federal securities laws, Nevada corporate and securities laws, the Code, and the applicable laws of any foreign country or jurisdiction where options will be or are being granted under the Plan.

B.     BOARD  shall  mean  the  Corporation's  Board  of  Directors.
       -----

C.     CHANGE  IN  CONTROL  shall  mean  a change in ownership or control of the
       -------------------
Corporation  effected  through  either  of  the  following  transactions:

     (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made to the Corporation's shareholders, or

     (ii)  a  change in the composition of the Board over a period of thirty-six
     (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either

          (a) have been Board members continuously since the beginning of such period or

          (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time the Board approved such election or nomination.


D.     CODE  shall  mean  the  Internal  Revenue  Code of 1986, as amended.
       ----

E.     COMMON  STOCK  shall  mean  the  Corporation's  common  stock.
       -------------

F.     CORPORATE  TRANSACTION  shall  mean  either  of  the  following
       ----------------------
shareholder-approved  transactions  to  which  the  Corporation  is  a  party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets.

G.     CORPORATION  shall  mean  BRANDS  SHOPPING  NETWORK,  Inc.,  a  Nevada
       -----------
corporation,  and  its  successors.

H.     DISCRETIONARY  OPTION  GRANT  PROGRAM shall mean the discretionary option
       -------------------------------------
grant  program  in  effect  under  the  Plan.

I.     EMPLOYEE shall mean an individual who is in the employ of the Corporation
       --------
(or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.   EXERCISE  DATE  shall  mean  the  date  on which the Corporation shall have
     --------------
received  written  notice  of  the  option  exercise.

K.   FAIR  MARKET  VALUE per share of Common Stock on any relevant date shall be
     -------------------
determined  in  accordance  with  the  following  provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

          (iv) For purposes of any option grants made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

L.     INCENTIVE OPTION shall mean an option which satisfies the requirements of
       ----------------
Code  Section  422.

M.     INVOLUNTARY  TERMINATION shall mean the termination of the Service of any
       ------------------------
individual  which  occurs  by  reason  of:

          (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

N.     MISCONDUCT  shall mean the commission of any act of fraud or embezzlement
       ----------
by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary) which has a material adverse effect on the Corporation. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

O.     1934  ACT  shall  mean  the  Securities Exchange Act of 1934, as amended.
       ---------

P.     NON-STATUTORY  OPTION  shall  mean  an option not intended to satisfy the
       ---------------------
requirements  of  Code  Section  422.

Q.     OPTIONEE  shall  mean  any  person to whom an option is granted under the
       --------
Discretionary  Option  Grant  Program.

R.     PARENT  shall  mean  any  corporation  (other than the Corporation) in an
       ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S.     PARTICIPANT  shall  mean  any person who is issued shares of Common Stock
       -----------
under  the  Stock  Issuance  Program.

T.     PERMANENT  DISABILITY OR PERMANENTLY DISABLED shall mean the inability of
       ---------------------------------------------
the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

U.     PLAN  shall mean the Corporation's 2003 Stock Option/Stock Issuance Plan,
       ----
as  set  forth  in  this  document.

V.     PLAN  ADMINISTRATOR shall mean the particular entity, whether the Primary
       -------------------
Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

W.     PLAN  EFFECTIVE DATE shall mean the date on which the Plan was adopted by
       --------------------
the  Board.

X.     PRIMARY  COMMITTEE  shall  mean  the  committee  of  two  (2)  or  more
       ------------------
non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders following the Section 12 Registration Date.

Y.     SECONDARY  COMMITTEE  shall  mean  a  committee  of two (2) or more Board
       --------------------
members appointed by the Board to administer any aspect of Plan not required hereunder to be administered by the Primary Committee. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

Z.     SECTION  12  REGISTRATION  DATE  shall  mean the date on which the Common
       -------------------------------
Stock  is  first  registered  under Section 12(g) or Section 15 of the 1934 Act.

AA.     SECTION  16 INSIDER shall mean an officer or director of the Corporation
        -------------------
subject  to  the  short-swing  profit liabilities of Section 16 of the 1934 Act.

BB.     SERVICE  shall  mean the performance of services for the Corporation (or
        -------
any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

CC.     STOCK  EXCHANGE shall mean either the American Stock Exchange or the New
        ---------------
York  Stock  Exchange.

DD.     STOCK  ISSUANCE  AGREEMENT  shall mean the agreement entered into by the
        --------------------------
Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

EE.     STOCK  ISSUANCE  PROGRAM shall mean the stock issuance program in effect
        ------------------------
under  the  Plan.

FF.     SUBSIDIARY shall mean any corporation (other than the Corporation) in an
        ----------
unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

GG.     TAXES  shall mean the Federal, state and local income and employment tax
        -----
liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

HH.     10%  SHAREHOLDER shall mean the owner of stock (as determined under Code
        ----------------
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

II.     UNDERWRITING  AGREEMENT shall mean the agreement between the Corporation
        -----------------------
and the underwriter or underwriters managing the initial public offering of the Common Stock.

JJ.     UNDERWRITING  DATE  shall  mean  the  date  on  which  the  Underwriting
        ------------------
Agreement is executed and priced in connection with an initial public offering of the Common Stock.